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                                                                    Exhibit 99-1


                ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES
                         IMPACT OF ADOPTING SFAS NO. 142


The following reconciliation illustrates the impact that the adoption of SFAS No. 142 had on the Company's net income and earnings per share.

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

                                                                  For the fiscal years ended
                                                       --------------------------------------------------
                                                       October 28,         October 29,        October 31,
                                                           2001               2000               1999
                                                       -----------         -----------        -----------
Net (loss) income:
Reported net income                                     $     305          $   15,392          $   4,154
Add: Goodwill amortization(1)                                 765                 168                181
                                                        ---------          ----------          ---------
 Adjusted net (loss) income                             $   1,070          $   15,560          $   4,335
                                                        =========          ==========          =========

Basic earnings per share:
Reported net  income                                    $    0.04          $     2.28          $    0.60
Add: Goodwill amortization                                   0.11                0.02               0.03
                                                        ---------          ----------          ---------
 Adjusted net (loss) income                             $    0.15          $     2.30          $    0.63
                                                        =========          ==========          =========

Diluted earnings per share:
Reported net income                                     $    0.04          $     2.28          $    0.60
Add: Goodwill amortization                                   0.10                0.02               0.03
                                                        ---------          ----------          ---------
 Adjusted net (loss) income                             $    0.15          $     2.30          $    0.62
                                                        =========          ==========          =========

Weighted average shares outstanding:
Basic                                                       7,038               6,760              6,936
Diluted                                                     7,468               7,428              7,134

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